Exhibit 99.1

Contact Information:

James Wheat	Nicole Noutsios
Rackable Systems, Inc.	Rackable Systems, Inc.
Chief Financial Officer	Investor Relations
510-933-8300	510-933-8088
investorrelations@rackable.com

Rackable Systems Announces Third Quarter 2008 Financial Results

Company Focuses on Innovation and Service;

Introduces CloudRack™, Rackable Equipment Leasing, and Lifetime Product Warranty Program

FREMONT, Calif., November 3, 2008 - Rackable Systems, Inc. (NASDAQ:RACK), a leading provider of servers and storage products for large-scale data centers, today announced financial results for the third quarter of fiscal year 2008.

“We executed on a very robust product roadmap, introducing two leading-edge products in the quarter, and we have several more in the pipeline. Our latest release, the CloudRack, is a dramatic departure from conventional server design and delivers best-in-class compute and storage densities,” said Mark J. Barrenechea, president and CEO of Rackable Systems. “During this time of economic uncertainty, we will continue to manage costs and drive operational efficiencies, while maintaining our strong balance sheet. We are confident that our solid financial position will help us invest for long-term growth.”

Total revenue for the third quarter of 2008 was $65.3 million, compared to $87.2 million in the third quarter of 2007. GAAP gross margin for the third quarter of 2008 was 17.1%, compared to 21.6% for the third quarter of 2007. Non-GAAP gross margin for the third quarter of 2008 was 17.6%, compared to 19.2% in the third quarter of 2007.

GAAP net loss was ($0.20) per share for the third quarter of 2008, compared to GAAP net income per share of breakeven for the third quarter of 2007. Non-GAAP net loss was ($0.05) per diluted share for the third quarter of 2008, compared to a net income of $0.09 per diluted share for the third quarter of 2007. (Please see the financial tables accompanying this release for all non-GAAP metrics and their reconciliation to GAAP measures.)

Rackable Systems ended the third quarter of 2008 with $184.6 million of cash, cash equivalents and short and long-term investments compared to $198.1 million as of December 29, 2007.

Business Highlights

•	Rackable Systems continues to rapidly innovate and announced two new product introductions in October, the CloudRack and the C2005.

•

The CloudRack’s innovative new design provides one of the industry’s most optimized compute and storage densities to date. Available in some of the widest ranges of configurability options on the market today, CloudRack can help cloud computing environments scale cost effectively.

•	The C2005 is highly configurable and provides one of the industry’s most feature-rich x86 server designs to date.

•	Rackable Systems acquired 25 new customers in diverse verticals, including key wins in Oil and Gas, Financial Services and Web 2.0.

•

Strengthening our service offerings, Rackable Systems will introduce a Lifetime Product Warranty program. The Company will warranty our products for their effective service life with the original purchaser.

•	Rackable Systems will introduce a leasing program to provide customers ultimate flexibility in managing their technology requirements to their spending constraints.

Business Outlook for Fiscal Year 2008

The Company reaffirmed its fiscal year 2008 annual outlook announced on October 13, 2008 based on current business trends.

Rackable Systems’ financial projections for FY 2008 are as follows:

•	Revenue is projected to be in the range of $275 million to $300 million.

•	Non-GAAP gross margin is projected to be in the range of 16% to 18%.

•	Non-GAAP EPS is projected to be in the range of ($0.16) to ($0.08).

•	Cash, cash equivalents and investments (ending year balance) to be $200 million to $175 million. Cash usage is primarily expected to fund key inventory positions for customer deliveries.

Conference Call Information

Rackable Systems will discuss these financial results in a conference call at 2:00 p.m. PT today. The public is invited to listen to a live web cast of the call on the Investor Relations section of the Company’s website at www.rackable.com. A replay of the web cast will be available approximately two hours after the conclusion of the call and remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing 888-203-1112 and entering the confirmation code 4585139.

About Rackable Systems

Rackable Systems, Inc. (NASDAQ:RACK) is a leading provider of Eco-Logical(TM) servers and storage products for large-scale data center deployments. The company’s products are designed to provide benefits in the areas of density, thermal efficiency, serviceability, power distribution, data center mobility and remote management. Founded in 1999 and based in Fremont, California, Rackable Systems is a founding member of The Green Grid and serves Internet, enterprise software, federal government, entertainment, financial services, oil and gas and high performance-computing customers worldwide.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements, including statements regarding Rackable Systems’ anticipated product performance, warranty program, leasing program, general business outlook and projected results of operations. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Actual results may differ materially from forward-looking statements due to a number of risks and uncertainties including: economic conditions impacting the purchasing decisions of Rackable Systems’ customers; Rackable Systems operates in a very competitive market, and increased competition has in the past, and may continue, to cause pricing pressure on Rackable Systems’ products, which would negatively affect Rackable Systems’ gross and operating margins, as well as other financial measures; a significant portion of the Company’s revenues come from a small number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on Rackable Systems’ financial performance; orders for Rackable Systems’ products can be received at the end of the quarter, and so a delay in placing an order in the fourth quarter could have a significant negative effect on Rackable Systems’ financial performance for the year; the failure of the RapidScale products to achieve market acceptance; Rackable Systems is unable to control component pricing, such as DDR memory pricing as has happened in the past, and as a result component pricing can rise unexpectedly, negatively impacting Rackable Systems’ gross margins as well as other financial measures; Rackable Systems may be required to write-off additional significant amounts of excess and obsolete inventory; and new products by competitors may come on the market, which would decrease the demand for Rackable Systems’ products. Detailed information about these and other potential factors that could affect Rackable Systems’ business, financial condition and results of operations is included in Rackable Systems’ annual report on Form 10-K under the caption “Risk Factors,” in Part I, Item 1A of that report, filed with the Securities and Exchange Commission (“SEC”) on March 13, 2008, as updated by Rackable Systems’ subsequent filings with the SEC, all of which are available at the SEC’s Web site at www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report. Rackable Systems undertakes no responsibility to update the information in this report.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by Rackable Systems’ management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP gross profit and gross margin discussed or presented in this press release exclude stock-based compensation expense and excess and obsolete inventory charges associated with next generation technology shift and related (recoveries) of these written down inventories. Non-GAAP operating income (loss) discussed in this press release excludes stock-based compensation expense, excess and obsolete inventory charges associated with next generation technology shift and related (recoveries) of these written down inventories, severance costs associated with former executive management, amortization of patents and customer lists, impairment of long-lived assets, restructuring charges and, with respect to the acquisition of Terrascale, amortization of intangible assets and cash payment to former employee shareholders. Non-GAAP net income (loss) and net income (loss) per share excludes the same items as non-GAAP operating income (loss) and, as well, excludes the related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management believes that the excluded charges are not central to the Company’s core operating performance and uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s core operating performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP gross margin, non-GAAP operating income (loss) and non-GAAP net income (loss) the items cited above, whether or not recurring, to facilitate its review of the comparability of the Company’s core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period’s operational and financial performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates Rackable Systems’ financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of the Company’s business, such as the granting of equity compensation awards and the acquisition of Terrascale, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. For example, the benefits of having acquired intangible assets may be reflected in the Company’s financial performance, but the amortization of those intangibles is not. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 27, 2008	December 29, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$173,865	$49,897
Short-term investments	2,032	148,215
Accounts receivable, net	44,897	49,957
Inventories	65,543	52,528
Deferred income taxes	—	499
Deferred cost of revenue	4,117	456
Prepaids and other current assets	11,063	19,000

Total current assets	301,517	320,552
PROPERTY AND EQUIPMENT—NET	6,907	8,285
LONG-TERM INVESTMENTS	8,694	—
INTANGIBLE ASSETS—NET	3,709	22,732
OTHER ASSETS	1,767	889

TOTAL	$322,594	$352,458

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$45,272	$47,780
Accrued expenses	10,396	16,382
Deferred revenue	10,350	5,190

Total current liabilities	66,018	69,352
DEFERRED INCOME TAXES	785	3,031
DEFERRED RENT AND OTHER LONG-TERM LIABILITIES	1,162	868
DEFERRED REVENUE	3,085	3,089

Total liabilities	71,050	76,340
STOCKHOLDERS’ EQUITY	251,544	276,118

TOTAL	$322,594	$352,458

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
REVENUE	$65,286	$87,243	$209,217	$241,505
COST OF REVENUE	54,095	68,392	173,316	220,563

GROSS PROFIT	11,191	18,851	35,901	20,942

OPERATING EXPENSES:
Research and development	5,714	5,972	19,688	18,954
Sales and marketing	6,124	7,978	18,379	25,102
General and administrative	5,779	7,590	19,705	28,491
Impairment of long-lived assets	663	—	17,519	—
Restructuring charges	—	—	685	—

Total operating expenses	18,280	21,540	75,976	72,547

LOSS FROM OPERATIONS	(7,089)	(2,689)	(40,075)	(51,605)
OTHER INCOME — NET	681	2,362	3,556	6,202

LOSS BEFORE INCOME TAX	(6,408)	(327)	(36,519)	(45,403)
INCOME TAX BENEFIT/(PROVISION)	419	332	1,833	(5,197)

NET INCOME/(LOSS)	$(5,989)	$5	$(34,686)	$(50,600)

NET INCOME/(LOSS) PER SHARE
Basic	$(0.20)	$0.00	$(1.18)	$(1.77)

Diluted	$(0.20)	$0.00	$(1.18)	$(1.77)

SHARES USED IN NET INCOME/(LOSS) PER SHARE
Basic	29,501,614	29,124,546	29,493,743	28,636,658

Diluted	29,501,614	29,317,375	29,493,743	28,636,658

Stock-based compensation is included in the following cost and expense categories by period (in thousands):
	Three Months Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
Cost of revenue	$307	$455	$977	$1,867
Research and development	683	892	2,428	3,789
Sales and marketing	362	1,036	1,689	4,671
General and administrative	1,324	2,543	4,797	8,805

Total	$2,676	$4,926	$9,891	$19,132

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended
	September 27, 2008	September 29, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(34,686)	$(50,600)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,924	5,007
Loss on disposal of property and equipment	63	—
Impairment on long-lived assets	17,519	188
Provision for doubtful accounts receivable, net	59	264
Deferred income taxes	(1,531)	14,740
Stock-based compensation	9,891	19,132
Changes in operating assets and liabilities:
Accounts receivable	5,001	35,923
Inventories	(14,405)	17,375
Prepaids and other assets	7,937	(11,517)
Accounts payable and other payables	(2,830)	1,245
Sales tax payable	(3,375)	(1,677)
Accrued expenses	(2,428)	(3,253)
Income taxes payable	109	436
Deferred cost of revenue	(3,721)	2,226
Deferred revenue	5,157	(1,316)

Net cash (used in) provided by operating activities	(12,316)	28,173

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(26,253)	(485,552)
Proceeds from sales and maturities of marketable securities	163,286	475,001
Terrascale acquisition, net of cash acquired	—	(350)
Purchases of property and equipment	(1,057)	(4,080)
Expenditures for intangibles	(66)	(9,122)

Net cash provided by (used in) investing activities	135,910	(24,103)

CASH FLOWS FROM FINANCING ACTIVITIES:
Excess tax benefit of stock options exercised	—	(430)
Repurchased restricted stock	—	(245)
Restricted shares retired to cover taxes	(1,439)	—
Proceeds from issuance of common stock upon exercise of stock options	536	2,537
Proceeds from issuance of common stock upon ESPP purchase	1,293	1,843

Net cash provided by financing activities	390	3,705

Effect of exchange rate changes on cash and cash equivalents	(16)	(75)
NET INCREASE IN CASH AND CASH EQUIVALENTS	123,968	7,700
CASH AND CASH EQUIVALENTS—Beginning of period	49,897	30,446

CASH AND CASH EQUIVALENTS—End of period	$173,865	$38,146

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except percentage, share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
GAAP GROSS PROFIT	$11,191	$18,851	$35,901	$20,942
Add back:
Stock-based compensation	307	455	977	1,867
Excess and obsolete inventory charges associated with next-generation technology shifts and related (recoveries) of these written-down inventories	—	(2,562)	—	18,027

NON-GAAP GROSS PROFIT	$11,498	$16,744	$36,878	$40,836

GAAP GROSS MARGIN	17.1%	21.6%	17.2%	8.7%
Add back:
Stock-based compensation	0.5%	0.5%	0.4%	0.8%
Excess and obsolete inventory charges associated with next-generation technology shifts and related (recoveries) of these written-down inventories	—	(2.9%)	—	7.4%

NON-GAAP GROSS MARGIN	17.6%	19.2%	17.6%	16.9%

GAAP LOSS FROM OPERATIONS	$(7,089)	$(2,689)	$(40,075)	$(51,605)
Add back:
Stock-based compensation	2,676	4,926	9,891	19,132
Excess and obsolete inventory charges associated with next-generation technology shifts and related (recoveries) of these written-down inventories	—	(2,562)	—	18,027
Severance costs associated with executive management departures	—	—	—	781
Amortization of intangible assets - Terrascale acquisition	630	699	2,316	1,773
Amortization of patents and customer lists	—	359	—	1,077
Impairment of long-lived assets	663	—	17,519	—
Restructuring charges	—	—	685	—
Quarterly payout related to Terrascale acquisition	—	1,295	2,532	3,885

NON-GAAP INCOME/(LOSS) FROM OPERATIONS	$(3,120)	$2,028	$(7,132)	$(6,930)

GAAP NET INCOME/(LOSS)	$(5,989)	$5	$(34,686)	$(50,600)
Add back/(deduct):
Stock-based compensation	2,676	4,926	9,891	19,132
Excess and obsolete inventory charges associated with next-generation technology shifts and related (recoveries) of these written-down inventories	—	(2,562)	—	18,027
Severance costs associated with executive management departures	—	—	—	781
Amortization of intangible assets - Terrascale acquisition	630	699	2,316	1,773
Amortization of patents and customer lists	—	359	—	1,077
Impairment of long-lived assets	663	—	17,519	—
Restructuring charges	—	—	685	—
Quarterly payout related to Terrascale acquisition	—	1,295	2,532	3,885
Adjustment to tax benefit/(provision) (1)	578	(2,128)	(373)	5,494

NON-GAAP NET INCOME/(LOSS)	$(1,442)	$2,594	$(2,116)	$(431)

GAAP NET INCOME/(LOSS) PER SHARE - DILUTED	$(0.20)	$0.00	$(1.18)	$(1.77)
Add back:
Stock-based compensation, excess and obsolete inventory charges associated with next-generation technology shifts and related (recoveries) of these written-down inventories, severance costs associated with executive management departures, amortization of intangible assets - Terrascale acquisition, amortization of patents and customer lists, impairment of long-lived assets, restructuring charges, quarterly payout related to Terrascale acquisition and adjustment to tax benefit/(provision) (1).	$0.15	$0.09	$1.11	$1.75

NON-GAAP NET INCOME/(LOSS) PER SHARE - DILUTED	$(0.05)	$0.09	$(0.07)	$(0.02)

SHARES USED IN COMPUTING NET INCOME (LOSS) PER SHARE
DILUTED - GAAP	29,501,614	29,317,375	29,493,743	28,636,658

DILUTED - Non-GAAP	29,501,614	29,317,375	29,493,743	28,636,658

(1)	The benefit/(provision) of income taxes used in arriving at the non-GAAP net income (loss) was computed using an income tax rate of 40.9% for the three and nine months ended September 27, 2008 and September 29, 2007.

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION FROM NON-GAAP TO GAAP FINANCIAL PROJECTIONS

(in millions, except for percentages and per share amounts)

Revenue and Gross Margin Projections (1)

	FY 2008
	Low	High
Estimated revenues	$275.0	$300.0
Non-GAAP gross margin	16.0%	18.0%
Non-GAAP estimated gross profit	$44.0	$54.0
Less:
Estimated stock based compensation expense under cost of revenue	$(1.1)	$(1.1)

GAAP estimated gross profit	$42.9	$52.9

GAAP estimated gross margin	15.6%	17.6%
Percentage difference - Non-GAAP and GAAP gross margin	0.4%	0.4%

EPS Projection (1)

	FY 2008
	Low	High
Estimated GAAP loss per share	$(1.45)	$(1.26)
Estimated stock based compensation expense	$0.42	$0.42
Amortization of intangible assets - Terrascale acquisition	$0.08	$0.08
Impairment of long-lived assets	$0.59	$0.59
Restructuring charges	$0.02	$0.02
Quarterly payout related to Terrascale acquisition	$0.09	$0.09
Estimated tax impact of non-GAAP adjustments and to reconcile GAAP to non-GAAP tax rate	$0.09	$(0.02)

Estimated non-GAAP loss per share	$(0.16)	$(0.08)

Estimated number of diluted shares (in millions)	29.5	29.5

(1)	Tables are for non-GAAP projections to GAAP projections reconciliation purposes only.